Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made, entered into and effective as of June 20, 2019 (the “Effective Date”), by and between CHOICE FINANCIAL GROUP, a North Dakota banking corporation doing business as Choice Bank (“Lender”), FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation (“FDOA”), MINWOOD PARTNERS, INC., a Delaware corporation (“MinWood”), D&D OF MINNESOTA, INC., a Minnesota corporation (“D&D”), FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation (“FDRM”), FAMOUS DAVE’S RIBS, INC., a Minnesota corporation (“FDR”), FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation (“FDRU”), and LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation (“Lake & Hennepin” or collectively with FDOA, MinWood, D&D, FDRM, FDR and FDRU, “Borrowers” or each a “Borrower”). Lender or Borrowers may be individually referred to herein as a “party” or collectively as the “parties.”

RECITALS

A.It is proposed that Borrowers borrow from Lender and Lender lend to Borrowers the principal sum of up to $24,000,000.00 (the “Term Loan Amount”) via a term loan facility (the “Term Loan”), to be secured by an Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement, an Amended and Restated Assignment of Leases, Rents and Income, and certain other collateral loan documents deemed necessary by Lender or Lender’s counsel to secure the Term Loan.

B.It is also proposed that Borrowers borrow from Lender and Lender lend to Borrowers the additional principal sum of up to $1,000,000.00 (the “Revolving Loan Amount” or collectively with the Term Loan Amount, the “Loan Amounts”) via a revolving loan facility (the “Revolving Loan” or collectively with the Term Loan, the “Loans”), to be secured by an Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement, an Amended and Restated Assignment of Leases, Rents and Income, and certain other collateral loan documents deemed necessary by Lender or Lender’s counsel to secure the Revolving Loan.

C.Lender is willing, upon the terms and subject to the conditions herein set forth, to make the Loans to Borrowers.

D.Borrowers have issued, caused the issuance of and/or shall issue or cause to be timely issued, the following documentation, in such form and substance as required by Lender in its sole and absolute discretion, fully executed by all applicable parties thereto (collectively, the “Loan Documents”):

D.1this Agreement executed by Lender and Borrowers;

D.2Term Promissory Note issued by Borrowers to Lender in the principal amount of $24,000,000.00 (the “Term Note”);

D.3Revolving Promissory Note issued by Borrowers to Lender in the principal amount of $1,000,000.00 (the “Revolving Note” or collectively with the Term Note, the “Notes”);

D.4Amended and Restated Mortgage, Security Agreement and Fixture Financing Statement (the “Mortgage”) encumbering the real property therein described (the “Mortgaged Property”);

D.5Amended and Restated Assignment of Leases, Rents and Income (the “Assignment of Rents”);

D.6Security Agreement;

D.7Uniform Commercial Code Financing Statement perfecting security interest in the assets of Borrowers in favor of Lender;

D.8ADA and Environmental Indemnification Agreement;

D.9Borrower’s Affidavits from each Borrower;

D.10Resolutions and Secretary’s Certificate of each Borrower;

D.11Deposit Account Control Agreement;

D.12Collateral Assignment of Promissory Note dated October 31, 2017, by and between Venture Bank (as predecessor-in-interest by merger and acquisition to Lender) and FDOA (the “Collateral Assignment”); and

D.13all additional documentation not otherwise listed herein as required by Lender.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed as follows:

1.Recitals. The recitals set forth above are hereby fully incorporated herein.

2.Loans. Subject to the terms of this Agreement and the Loan Documents, Borrower agrees to take and Lender agrees to make certain Advances (as defined below) of up to and including:  (a) the Term Loan Amount, said Term Loan to be evidenced by the Term Note; and (b) the Revolving Loan Amount, said Revolving Loan to be evidenced by the Revolving Note. The terms and conditions of the Loan Documents are hereby expressly incorporated herein by reference and made a part hereof.

2.1Notes. The obligation to repay the Loans together with interest and other charges thereon shall be evidenced by the Notes.

2.2Use of Proceeds. The proceeds of the Term Loan shall be used solely to:  (a) satisfy in full Lender’s loan number 17381 as evidenced by that certain Promissory Note dated December 2, 2016 issued by FDOA and MinWood to Venture Bank (Lender’s predecessor-in-interest by merger and acquisition) in the original principal amount of $3,700,000.00 (the “2016 Term Loan”); and (b) for certain acquisitions and expansions of Borrowers’ business operations, as approved by Lender in its sole and absolute discretion pursuant to this Agreement.

The proceeds of the Revolving Loan shall be used solely to:  (a) satisfy in full Lender’s loan 17396 as evidenced by that certain Promissory Note dated December 2, 2016, issued by FDOA, D&D, FDRM, FDR, FDRU and Lake & Hennepin in the original principal amount of $1,000,000.00 (the “2016 Revolving Loan”); and (b) for the general capital needs in connection with the operation of the business of Borrowers as approved by Lender in its sole and absolute discretion pursuant to this Agreement.

2.3Advance Procedures.

2.3.1Provided no uncured Event of Default then exists, Lender agrees, on the terms and subject to the conditions set forth below, for a period commencing on the Effective Date and ending on the twelve (12) month anniversary thereof (the “Draw Period”), to make certain advances (each an “Advance” or collectively, “Advances”) to Borrowers. As used herein, the term “Disburse” or “Disbursement” shall mean the disbursement of Advances made or to be made by Lender. The Term Loan is not a revolving credit facility; no re-Advance(s) of any portion of the Term Loan shall be made.  Borrowers may request an extension of the Draw Period by providing written notice to Lender prior to the expiration of the Draw Period, which extension may be granted or withheld by Lender at its sole and absolute discretion.

2.3.3Advances under the Term Loan shall be made during the Draw Period upon the submission by Borrowers to Lender of a request for an Advance in such form and substance as required by Lender in its sole and absolute discretion. All Advances shall be subject to the approval by Lender in its sole and absolute discretion of such a request.

2.3.4Provided no uncured Event of Default then exists, Lender agrees, on the terms and subject to the conditions set forth below, to make certain Advances or re-Advances to Borrowers of any remaining amount of the Revolving Loan Amount under the Revolving Loan to satisfy-in-full the 2016 Revolving Loan and thereafter as requested by any Borrower and as approved by Lender in its sole and absolute discretion.

2.3.5Each request for an Advance shall constitute a reaffirmation by Borrowers that all representations and warranties set forth in this Agreement and the Loan Documents are true and correct as of the date of such request.

2.4Protective Advances and Disbursements.  Notwithstanding anything herein to the contrary, Lender shall have the irrevocable right, but no obligation, at any time and from time to time to cause an Advance or a Disbursement of funds that are on deposit with Lender to pay principal or interest on the Notes and to pay any and all costs and expenses referred to in this Agreement or the Loan Documents, all without receipt of a request from any Borrower.

2.5Payment and Balance. All payments of principal, interest and other charges under the Notes and of all amounts hereunder shall be made to Lender in immediately available funds. Borrowers agree that the amount shown on the books and records of Lender as being the aggregate balance of the Loans outstanding shall be prima facie evidence of the outstanding balance of the Notes.

3.Additional Requirements for the Advances and Disbursements. Notwithstanding the foregoing, Borrowers covenant and agree to immediately, and without expense to Lender, satisfy the following additional requirements prior to any Advance and thereafter prior to Disbursement thereof, which Advance(s) and Disbursement(s) shall remain at all times subject to the sole and absolute discretion of Lender:

3.1Deliver to Lender the required Loan Documents.

3.2Deliver to Lender a date down endorsement of Old Republic National Title Insurance Company Loan Policy of Title Insurance Number LX-11656815 issued by DCA Title, as agent, to Lender on December 9, 2016 and December 12, 2016, with such coverages and subject only to exceptions as permitted by Lender at its sole and absolute discretion.

3.3Deliver to Lender a certificate or policy for all insurance required, under the terms hereof and the Loan Documents, to be maintained by Borrowers.

3.4Deliver to Lender evidence reasonably satisfactory to Lender in its sole discretion that Borrowers’ business operations will at all times comply with all governmental and quasi-governmental regulations applicable thereto.

3.5Deliver to Lender Certificates of Good Standing for each Borrower issued by the applicable governmental authorities in the jurisdiction in which said Borrower is domiciled within thirty (30) days of the Effective Date.

3.6Deliver to Lender any amendments or changes to the following incorporation documents of each Borrower since the date copies were last provided by Borrowers to Lender: (a) Certificate and Articles of Organization; (b) Bylaws; (c) Shareholder, Voting Control or Buy-Sell Agreements; and (d) such other and further matters or documents as Lender may reasonably require.

3.7No uncured Event of Default hereunder or event which would constitute such an Event of Default but for the requirement that notice be given or time elapse shall have occurred and be continuing, and all representations and warranties made by Borrowers in this Agreement or the Loan Documents shall continue to be true and correct as of the date of such Advance and Disbursement.

3.8Provide to Lender such evidence of compliance with all of the provisions of this Agreement as Lender may reasonably request.

3.9Provide Lender such assurances that any other loans or mortgages, rights of reversion, leases or other encumbrances for any portion of any collateral pledged by any Borrower to Lender shall be subordinate to the Loans.

3.10Deliver to Lender a FIRREA compliant appraisal of the Mortgaged Property on an “as if construction completed and stabilized occupancy” basis showing an appraised value of not less than $7,170,000.00 and as otherwise acceptable to Lender in Lender’s sole and absolute discretion.

3.11Deliver to Lender an origination fee equal to one-half of one percent (0.50%) of the Term Loan Amount and any additional fees or costs required by Lender hereunder.

3.12Deliver to Lender zoning letters issued by applicable governmental authorities that state the Mortgaged Property complies with its intended use and will comply with all zoning and use laws, regulations, rules or ordinances.

3.13Deliver to Lender such environmental studies and audits in form and content acceptable to Lender prepared by an engineer or scientist acceptable to Lender, showing no substantial environmental hazards on the Mortgaged Property.

3.14Deliver to Lender such other and further documents or provide Lender such other and further information as Lender may reasonably require.

The making of any Advance or Disbursement prior to the satisfaction of any requirement hereof shall not be construed as a waiver of such requirement, and Lender reserves the right to require the satisfaction of any and all such conditions prior to making any subsequent Advance or Disbursement, which Advance or Disbursement shall remain at all times subject to the sole and absolute discretion of Lender

4.Affirmative Covenants. Each Borrower covenants and agrees that hereunder and thereafter, so long as any portion of the Loan Amounts remain outstanding under this Agreement, it will:

4.1Payment of Obligations. Evidence payment of and discharge all taxes and other governmental charges and all contractual obligations calling for the payment of money before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith, with adequate reserves as determined by Lender in its sole and absolute discretion.

4.2Payment of Charges. Evidence payment of all charges required by any local, state or federal governments for the maintenance and operation of the Mortgaged Property.

4.3Insurance.  To obtain and maintain at all times (and, from time to time at the request of Lender, furnish Lender with proof of payment of premiums on or a certificate of insurance, as requested by Lender): (a) comprehensive general public liability insurance (including operations, contingent liability, operations of subcontractors, completed operations and contractual liability insurance) providing for limits of coverage of not less than $1,000,000.00 per occurrence and $2,000,000.00 general aggregate with umbrella or excess coverage of not less than $5,000,000.00 and naming Lender as an additional insured; (b) workers’ compensation insurance to the extent required by applicable law; and (c) such other insurance as is normally carried by companies engaged in similar businesses and owning similar property or as otherwise required by the Loan Documents or Lender in its reasonable discretion.

The policies of insurance required hereunder shall be in form and content reasonably satisfactory to Lender and placed with financially sound and reputable insurers, acceptable to Lender, licensed to transact business in the State of Minnesota; and such policies of insurance shall contain an agreement of the insurer to give not less than thirty (30) days’ advance written notice to Lender in the event of cancellation, termination or amendment of such policy affecting the coverage thereunder.

4.4Books and Records; Inspection and Examination.  Maintain accurate books and records in accordance with generally accepted accounting principles (“GAAP”) consistently applied, as applicable. Upon request and reasonable notice by Lender, each Borrower must permit any representative of Lender, at any reasonable time mutually agreeable between said Borrower and Lender (but in no event more than two (2) business days after the request from Lender) during business hours, to inspect, audit, examine, and make copies of all corporate and financial books and records of said Borrower and to inspect any collateral pledged by any Borrower to Lender.

4.5Notice of Adverse Change. Provide Lender timely notice of any condition or event which constitutes, or with the running of time and/or the giving of notice would constitute a default under this Agreement or any of the Loan Documents, and promptly inform Lender of any material adverse change in the financial condition of a Borrower.

4.6Additional Assignments and Consents. At any time or times, execute assignments or supplemental assignments and such other and further instruments of assurance as Lender may request and deem necessary in order to carry into effect the full intent and purpose of this Agreement and otherwise to do any and all things and acts whatsoever that Lender may request as reasonably required in order to perfect the assignment to Lender of any security granted pursuant to this Agreement.

4.7Hold Harmless. Hold Lender harmless from, and Lender shall have no liability or obligation of any kind to any Borrower, creditors of any Borrower or any third party, in connection with, any defective, improper or inadequate workmanship performed in or about, or materials supplied to the Mortgaged Property, or any mechanic’s, supplier’s or materialman’s liens arising as a result of such defective, improper or inadequate workmanship or materials, and upon Lender’s request, to replace or cause to be replaced, any such defective, improper or inadequate workmanship or materials.

4.8Condition. Keep the Mortgaged Property, and all improvements, equipment and fixtures thereon, in good working order and condition.

4.9Reporting Requirements.

4.9.1Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year, each Borrower shall furnish to Lender the following: (i) annual financial statements of said Borrower for the calendar year end, which financial statements must include, but not be limited to, a balance sheet, a statement of liabilities and shareholder equity, a statement of income or loss and retained earnings, statement of cash flows, and a statement of changes in financial position, all with footnotes, if any, included; and (ii) any other financial statements and information that Lender reasonably requests. All annual financial statements furnished by Borrowers must be prepared in reasonable detail and in accordance with GAAP (or tax accounting reconciled to GAAP) and audited by a reputable accounting firm in form and substance acceptable to Lender and with such certifications as Lender may specify. The foregoing financial statements shall have been deemed delivered to Lender as to a Borrower (and said Borrower shall have complied in all respects with the requirements of this Section 4.9.1) without any other action required by said Borrower upon the filing of Borrower’s 10-K each year with the Securities Exchange Commission.

4.9.2Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, and as otherwise reasonably requested by Lender, each Borrower must furnish to Lender the following: (i) financial statements of said Borrower for the fiscal quarter end, which financial statements must include, but not be limited to, a balance sheet, a statement of income or loss; and (ii) any other financial statements and information that Lender reasonably requests. All quarterly financial statements furnished by Borrowers must be prepared in reasonable detail and in accordance with GAAP (or tax accounting reconciled to GAAP) and reviewed by a reputable accounting firm in form and substance acceptable to Lender and with such certifications as Lender may specify. The foregoing financial statements shall have been deemed delivered to Lender as to a Borrower (and said Borrower shall have complied in all respects with the requirements of this Section 4.9.2) without any other action required by said Borrower upon the filing of Borrower’s 10-Q each quarter with the Securities Exchange Commission.

4.9.3Delivery of Quarterly Compliance Certificate. Borrowers shall furnish to Lender at the time it delivers (or is deemed to deliver) each set of financial statements required by Section 4.9 hereof a Compliance Certificate in substantially the form of Exhibit A hereto, duly executed by either Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, which shall set forth in reasonable detail the computations necessary to determine whether Borrowers are in compliance with the financial covenants contained in Section 4.10 hereof.

4.10Debt Coverage Ratio. Borrowers shall maintain a global minimum Debt Coverage Ratio of 1.5 to 1.0. For purposes of this section, the Debt Coverage Ratio shall be the ratio of:  (a) Borrowers’ EBITDA to (b) the aggregate amount of principal and interest due and payable by Borrowers under the Loans and any other debt obligations of any Borrower.  The Debt Service Coverage ratio shall each be calculated quarterly using the preceding twelve (12) months of the Borrowers’ operations utilizing Borrowers’ public financial statements and Borrower-prepared supplemental schedules.

For purposes of this Agreement, “EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for Borrowers and their respective subsidiaries in accordance with GAAP (a) consolidated net income for the most recently completed period, plus (b) the following to the extent deducted in calculating such consolidated net income (without duplication): (i) interest expense, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, and (iv) non-cash charges and losses, including any write-offs or write-downs and in respect of equity-based compensation and asset impairment.

4.11Deposit Account(s). Except as otherwise permitted by Lender, Borrowers shall maintain all of their respective deposit account(s) with Lender for all periods during which any Borrower shall have any outstanding loan obligations to Lender or shall have the right to draw upon any credit obligations of Lender.

5.Negative Covenants. Each Borrower agrees that, without the prior written consent of Lender, it will not:

5.1grant any security interest in the Mortgaged Property or any part thereof or create or permit to be created or allow to exist any mortgage, encumbrance or other lien upon the Mortgaged Property other than the Mortgage;

5.2sell or otherwise voluntarily transfer any of its business interests or make any material change in its capital structure or general business objects or purposes;

5.3enter into any merger, reorganization or consolidation, or sell, lease, transfer or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business;

5.4guaranty, endorse, assume, or otherwise become directly or contingently liable in connection with any debt, obligation or liability of any other person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

5.5become or remain obligated for any indebtedness for borrowed money or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except: (a) indebtedness to Lender; (b) current trade, utility or non-extraordinary accounts payable arising in the ordinary course of business; or (c) as permitted with the written consent of Lender;

5.6purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation, or any shares of stock or ownership interest of any corporation, partnership, limited liability company, trusteeship or association, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition without the written consent of Lender;

5.7declare or issue any dividends or distributions to any shareholders;

5.8affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create or permit to exist any lien, security interest or encumbrance thereon, except to Lender, except as authorized in writing by Lender; or

5.9enter into or be a party to any transaction with any Related Party except in the ordinary course of and pursuant to the reasonable requirements of such business and upon fair and reasonable terms that are no less favorable than would be obtained in a comparable arms-length transaction with a third party (for purposes of this Agreement, “Related Party” means a party that is any of the following: (i) an Affiliate of a Borrower; (ii) an individual or entity that has, directly or indirectly, a ten percent (10%) or more ownership interest in a Borrower; or (iii) an entity that is owned entirely or in part by a Borrower; and “Affiliate” means a person or entity who controls, is controlled by or is under common control with another person or entity).

Notwithstanding Sections 5.2 and 5.3, Lender acknowledges that Borrowers intend to undertake a corporate reorganization pursuant to which the issued and outstanding capital stock of each Borrower would be transferred to a new corporate entity (the “Parent”), with each Borrower thereafter constituting a wholly-owned subsidiary of Parent. Lender will not unreasonably withhold its approval of such transfers, provided that Borrowers and Parent shall provide such documentation evidencing such transfers as reasonably requested by Lender and Parent shall enter into such agreements with Lender as reasonably requested by Lender such that Parent shall become an obligor under this Agreement and the Loan Documents that is jointly and severally liable with Borrowers.

6.Time of Essence. Time is of the essence in the performance of this Agreement.

7.Assignability. No Borrower shall assign its rights or interest in this Agreement nor assign its obligations as specified herein without the written consent of Lender.

8.Representations and Warranties. Borrowers represent and warrant to Lender the following:

8.1Good Standing. Each Borrower is a corporation, duly incorporated and validly existing under the laws of the state of its domicile and has the power to enter into and has authorized execution and delivery of this Agreement and the Loan Documents.

8.2No Conflict of Law or Agreements. The execution, delivery and performance of this Agreement and the Loan Documents are within the powers of each Borrower, have been duly authorized by all necessary action on the part of each Borrower, and do not violate any provision of law or of the governing documents of a Borrower or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of a Borrower pursuant to any indenture or loan or credit agreement or other agreement or instrument to which a Borrower is a party or by which a Borrower or its property may be bound or affected, except other agreements with Lender.

8.3Financial Statements. Any and all financial statements heretofore delivered to Lender by Borrowers are true and correct in all respects, and fairly represent the financial conditions of the subjects thereof as of the respective dates thereof in all material respects. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by any Borrower since the date thereof other than the borrowing contemplated hereby or approved by Lender. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of a Borrower in connection with the transactions contemplated hereby, and none of the representations and warranties in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of each Borrower, there is no fact which materially adversely affects or in the future (so far as a Borrower can now foresee) may materially adversely affect the business or prospects or condition (financial or other) of a Borrower or its properties or assets, which has not been set forth herein or in a certificate or statement furnished to Lender by a Borrower.

8.4Material Misstatements or Omissions. No information, exhibit or report furnished by a Borrower to Lender in connection with the negotiation of this Agreement contains any material misstatement of facts or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

8.5Financial Condition. After the closing of the transactions provided for in this Agreement, Borrowers will be in a financial position to enable them to pay their debts in the ordinary course of business as they become due. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property. No Borrower has any knowledge of any person contemplating the filing of any such petition against it.

8.6Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of the Regulations of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

8.7Claims. Except as set forth in Schedule 8.7 to this Agreement, no litigation, tax claims or governmental proceedings are pending or threatened against a Borrower, and no judgment or order of any court or administrative agency is outstanding against a Borrower.

8.8Taxes. Borrowers have each respectively filed and will file and cause to be filed, all tax returns (federal and state) required to be filed and pay all taxes shown thereon to be due, including interest and penalties, or has provided adequate reserves for payment thereof.

8.9OFAC Lists. No Related Entity is (and to each Borrower’s knowledge after diligent inquiry, no other person holding any legal or beneficial interest whatsoever in a Borrower, directly or indirectly, is) included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended (“Executive Order 13224”), or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”); and no Related Entity is controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists. “Related Entity” as used in this Agreement shall mean each Borrower, each shareholder of a Borrower and any other Affiliate which directly or indirectly owns any legal or beneficial interest in a Borrower.

8.10Compliance with Anti-Terrorism Regulations.  No Related Entity will be included in, owned by, controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise be associated with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 or any other OFAC Lists; none of the Related Entities will be controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists; Borrowers will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Section 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Government Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597, and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”); and if a Borrower becomes aware or receives any notice that any Related Entity is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrowers will immediately: (a) give notice to Lender of such OFAC Violation; and (b) comply with all laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including without limitation, the Anti-Terrorism Regulations, and each Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the freezing and/or blocking of assets).

8.11Business Purposes. All amounts loaned to Borrowers by Lender pursuant to this Agreement and the Loan Documents are being loaned for business purposes only.

8.12Environmental Matters.  No Borrower is in violation of any applicable federal, state or local law, statute, rule, regulation, ordinance or requirement relating in any way to any Hazardous Substance or the protection of the environment.

8.13Compliance with Laws.  Each Borrower’s business operations do not violate any federal, state, local law or ordinance or any applicable provisions of any zoning, use, Environmental Laws or building laws, regulations, rules or ordinances.  Each Borrower shall maintain all permits and licenses necessary to operate its business.

8.14Reaffirmation of Collateral Assignment.  FDOA reaffirms its obligations under the Collateral Assignment and acknowledges and agrees that the “Obligations” as defined therein includes the Loans.

For purposes of this Agreement, “Environmental Laws” and “Hazardous Substance” shall have the meanings set forth in the Mortgage.

9.Indemnification. Borrowers agree to jointly and severally indemnify Lender and save it harmless against all loss, liability, expense, or damages including but not limited to attorneys’ fees, which may arise by reason of a breach by a Borrower of any warranties, representations or covenants contained in this Agreement or the Loan Documents. Excluding any amounts of principal, interest and other fees and costs for which Borrowers may be liable pursuant to the Note, Borrowers shall not be liable under any indemnification obligations under this Section 9 for any special, indirect, punitive or consequential damages or lost profits.

10.Events of Default. Any of the following, after any applicable period to cure, shall be an Event of Default:

10.1Payments. Borrowers shall fail to pay when due any amount of principal or interest or other amount payable under the Notes or hereunder, whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several, and such failure shall continue unremedied for a period of fifteen (15) days.

10.2Representations and Warranties. Any representation or warranty by a Borrower under or in connection with this Agreement or any of the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

10.3Failure to Perform Certain Covenants. Except for Sections 10.1 or 10.13 of this Agreement (for which no cure period shall be available to Borrowers), any Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or the Loan Documents and said Borrower shall fail to cure the same within thirty (30) days of its receipt of written notice thereof from Lender.

10.4Insolvency. Any Borrower or any subsidiary of a Borrower: (a) shall make a general assignment for the benefit of creditors; (b) shall voluntarily cease to conduct its business in the ordinary course; (c) shall commence any insolvency proceeding with respect to itself; or (d) shall take any action to effectuate or authorize any of the foregoing.

10.5Involuntary Proceedings. Upon the occurrence of any of the following:  (a) any involuntary insolvency proceeding is commenced or filed against a Borrower or; (b) any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within thirty (30) days after commencement, filing or levy; (c) any Borrower admits the material allegations of a petition against it in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (d) any Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or himself or a substantial portion of its or his property or business.

10.6Defaults under other Agreements with Lender. Any Borrower: (a) shall fail to pay any indebtedness owing under any other agreement with Lender or any of its subsidiaries or under any note or instrument in favor of Lender or any of its subsidiaries, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise); or (b) shall otherwise be in breach of or default in any of its obligations under any such agreement, note or instrument, and such failure shall continue after the applicable grace period, if any, specified in such agreement, note or instrument.

10.7Judgments. Final judgment(s) for the payment of money shall be rendered against any Borrower and shall remain undischarged and unsatisfied for a period of thirty (30) days during which execution shall not be effectively stayed.

10.8Existence. The insolvency, dissolution, liquidation, merger or consolidation of any Borrower or, except for the sale of any ownership interest of a Borrower on a public securities exchange, the sale, assignment, conveyance, encumbrance or transfer of any ownership interest in any Borrower, including any financial or governance rights associated with any ownership interest of any Borrower, without the prior written consent of Lender, which consent may be granted or withheld by Lender at its sole discretion.

10.9Sale of Assets. The sale, lease or other disposition (whether in one or more transactions) to one or more persons or entities of all or a substantial part of the assets of any Borrower, including but not limited to the Mortgaged Property.

10.10Tax Liens. The attachment of any tax lien to any property of a Borrower for any past due tax obligation.

10.11Material Adverse Change. There is a material adverse change in the condition (financial or otherwise), business or property of any Borrower.

10.12Insecurity. Lender shall in good faith believe that the prospect of due and punctual payment or performance of the Notes or the due and punctual payment or performance of any other note, obligation, mortgage, deed of trust, assignment, guaranty, or other agreement heretofore, herewith or hereafter given to Lender from any Borrower or acquired by Lender is impaired.

10.13Multiple Occurrences of an Event of Default. An Event of Default shall occur three (3) or more times in a twelve (12) month calendar year commencing January 1, regardless of whether or not any Event of Default was cured.

10.14Mortgaged Property. Any of the following shall occur: (a) all or any portion of the Mortgaged Property, or the legal, equitable or any other interest herein, shall be sold or otherwise disposed of without the prior written consent of Lender; (b) title to the Mortgaged Property is not reasonably satisfactory to Lender; (c) the Mortgaged Property or any improvements thereupon is materially damaged or destroyed by casualty and the loss, in the reasonable judgment of Lender, is not adequately covered by insurance actually collected or in the process of collection; or (d) the Mortgaged Property is abandoned.

10.15Mechanics’ Liens. Any mechanic’s or materialman’s lien is filed against the Mortgaged Property or any lien, of any nature, is filed against the Mortgaged Property and is not released, satisfied or discharged or bonded to Lender’s satisfaction within thirty (30) days.

11.Rights and Remedies. Upon the occurrence of an Event of Default and expiration of any period allowed by Lender for any Borrower to cure the same, Lender may, at its option, exercise any and all of the following rights and remedies (and any other rights and remedies available to it):

11.1Lender may declare immediately due and payable all unpaid principal of and accrued interest on the Notes, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived.

11.2Lender may declare all indebtedness of every type or description owed by Borrowers to Lender to be immediately due and payable, without presentment, demand or protest, and the same shall thereupon be immediately due and payable.

11.3Lender may offset any deposits of any Borrower held by Lender against sums due hereunder or against any other indebtedness then owed by any Borrower to Lender, whether or not then due.

11.4Lender shall have the right, in addition to any other rights provided by law, to enforce its rights and remedies under any of the Loan Documents, under any other agreement, and/or granted to Lender by law.

12.Right of Set-Off. To the extent permitted by applicable law, Lender reserves a right of set-off in all of each Borrower’s accounts with Lender (whether checking, savings or any other account). This includes all accounts a Borrower holds jointly. Each Borrower authorizes Lender, to the extent permitted by applicable law, to charge or set-off all sums owing under the Notes or the Loan Documents or any other sums owed Lender by any Borrower against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and set-off rights provided in this Agreement or the Loan Documents.

13.Notices. Any notice required or permitted to be given under this Agreement shall be in writing, given to

Lender or Borrowers, or their respective legal counsel.  Any such notice required or contemplated hereunder shall be effective:  (a) when delivered personally; (b) one (1) business day after being deposited with a nationally-recognized delivery or courier service; or (c) two (2) business days after being deposited postage pre-paid in the United States Mail, certified or registered, return receipt requested, in each case to the address of the respective party specified herein (or to such other address as a party may designate in the manner set forth herein for the giving of notices).

Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of such communication.

Notice shall be sent to:

If to Lender:	Choice Bank Attn: Bryan Frandrup 2640 Eagan Woods Drive, Suite 100 Eagan, MN 55121
If to Borrowers (as applicable):

Famous Dave’s of America, Inc.

MinWood Partners, Inc.

D&D of Minnesota, Inc.

Famous Dave’s RIBS of Maryland, Inc.

Famous Dave’s RIBS, Inc.

Famous Dave’s RIBS-U, Inc.

Lake & Hennepin BBQ and Blues, Inc.

Attn: Jeffery Crivello or Paul Malazita

12701 Whitewater Drive, Suite 190

Minnetonka, MN 55343

14.Fees. Borrowers agree to pay all fees of title, appraisal fees, survey fees, recording fees, license and permit fees and title insurance and other insurance premiums, and agree to reimburse Lender upon demand for all reasonable out-of-pocket expenses actually incurred by Lender in connection with this Agreement or in connection with the transactions contemplated by this Agreement, including but not limited to, any and all reasonable legal expenses and attorneys’ fees sustained by Lender in the exercise of any right or remedy available to it under this Agreement or the Loan Documents or otherwise by law or equity and all reasonable fees and disbursements of counsel for Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments contemplated hereby and any modifications or amendments of the same.

15.Headings. The headings used in this Agreement are for convenience only and do not define, limit or construe the contents of this Agreement.

16.Binding on Successors and Assigns. Subject to the limitations contained in this Agreement, this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

17.Survival of Warranties and Agreements. All of the representations, warranties and agreements made herein, in the application for the Loans, any other instrument required under this Agreement or in connection with the Loans, shall survive the closing of the Loans and inure to the benefit of Lender, its successor and assigns.

18.Consent to Loan Participation. Each Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about any Borrower or about any other matter relating to the Loans, and each Borrower hereby waives any rights to privacy they may have with respect to such matters. Borrowers additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrowers also agree that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrowers further waive all rights of off-set or counterclaim that they may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agree that either Lender or such purchaser may enforce a Borrower’s obligation under the Loans irrespective of the failure or insolvency of any Lender of any interests in the Loans. Borrowers further agree that the purchaser of any such participation interest may enforce its interest irrespective of any personal claims or defenses that any Borrower may have against Lender.

19.Waiver of Right to a Trial by Jury. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL:

19.1WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE LOANS, THE LOAN DOCUMENTS AND ALL MATTERS CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO THE AMOUNT, REASONABLENESS AND ENTITLEMENT TO ATTORNEYS’ FEES; AND

19.2AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.

EACH PARTY TO THIS AGREEMENT CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

20.Jurisdiction; Governing Law.  Borrowers consent to the jurisdiction of the state and federal courts located in Minneapolis, Minnesota in connection with any controversy relating in any way to this Agreement or to any transaction or matter relating to this Agreement, waive any argument that venue in such forums is not convenient. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

21.No Waiver. Lender shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

22.Entire Agreement. This Agreement and the Loan Documents supersede and replace any previous letter or communication from Lender which summarizes the terms of the transactions described herein and any previous loan agreement or credit agreement for such transactions, and any such previous letters, loan agreements and credit agreements are terminated. No provision of this Agreement can be amended, modified, waived or terminated, except by a writing executed by Borrowers and Lender.

23.Errors and Omissions. Borrowers agree to fully cooperate with Lender, correct and adjust for any clerical errors contained in any or all loan closing documentation, including but not limited to the Loan Documents.

24.Multiple Borrowers. This Agreement has been executed by multiple obligors who are referred to herein individually and collectively and interchangeably as “Borrower” or “Borrowers”.  Unless specifically stated to the contrary, the words “Borrower” or “Borrowers” as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers, jointly and severally.  Borrowers understand and agree that, with or without notice to any Borrower, Lender may:

24.1make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower;

24.2with respect to any other Borrower, alter, compromise, renew, extend, accelerate or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases or decreases of the rate of interest on any indebtedness;

24.3exchange, enforce, waive, subordinate, fail or decide not to perfect and release any security, with or without the substitution of new collateral;

24.4release, substitute, agree not to sue, or deal with any one or more of Borrowers or any other Borrower’s sureties, endorsers or other guarantors on any terms or in any manner Lender may choose;

24.5determine how, when and what application of payments and credits shall be made on any indebtedness;

24.6apply such security and direct the order or manner of sale of any collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender, in its sole and absolute discretion, may determine;

24.7exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

24.8settle or compromise any indebtedness; and

24.9subordinate the payment of all or any part of any of Borrowers’ indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

25.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.  Any party delivering an executed counterpart of this Agreement by facsimile, TIFF or PDF also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart should not affect the validity, enforceability, and binding effect of this Agreement. The pages of any counterpart of this Agreement containing any party’s signature or the acknowledgement of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgement, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgements thereof of other parties.

26.Partial Release of Mortgaged Property.  Provided no uncured Event of Default then exists, Lender will release from the Mortgage that portion of the Mortgaged Property referenced as Parcel 4 therein and generally known as 3211 Northdale Boulevard NW, Coon Rapids, Minnesota, upon a payment by Borrowers to Lender of principal under the Term Loan in an amount necessary to reduce the outstanding Principal Balance (as defined in the Term Note) thereof to an amount less than or equal to $22,000,000.00, at which time the Term Loan Amount shall be permanently reduced to $22,000,000.00.

[This space intentionally left blank; signature pages follow.]

Lender:	CHOICE FINANCIAL GROUP, a North Dakota banking corporation doing business as Choice Bank /s/ Bryan P. Frandrup____________________ By: Bryan P. Frandrup Its: Vice President

[Lender Signature Page to Loan Agreement dated June 20, 2019, entered into by and between Choice Financial Group, Famous Dave’s of America, Inc., MinWood Partners, Inc., D&D of Minnesota, Inc., Famous Dave’s RIBS of Maryland, Inc., Famous Dave’s RIBS, Inc., Famous Dave’s RIBS-U, Inc., and Lake & Hennepin BBQ & Blues, Inc.]

EACH BORROWER REPRESENTS AND WARRANTS TO LENDER AND AGREES THAT EACH HAS READ THIS ENTIRE AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT.

Borrowers:

FAMOUS DAVE’S OF AMERICA, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

MINWOOD PARTNERS, INC.,

a Delaware corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

D&D OF MINNESOTA, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS-U, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

LAKE & HENNEPIN BBQ AND BLUES, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

[Borrower Signature Pages to Loan Agreement dated June 20, 2019, entered into by and between Choice Financial Group, Famous Dave’s of America, Inc., MinWood Partners, Inc., D&D of Minnesota, Inc., Famous Dave’s RIBS of Maryland, Inc., Famous Dave’s RIBS, Inc., Famous Dave’s RIBS-U, Inc., and Lake & Hennepin BBQ and Blues, Inc.]

EXHIBIT A

COMPLIANCE CERTIFICATE

(Form)

Pursuant to Section 4.9 of the Loan Agreement dated as of June 20, 2019 (the terms defined therein being used herein as therein defined and terms used herein and not otherwise defined therein being used herein as defined in the Loan Agreement) between CHOICE FINANCIAL GROUP, a North Dakota banking corporation (“Lender”), and FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, MINWOOD PARTNERS, INC., a Delaware corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation (each a “Borrower” or collectively, “Borrowers”), Borrowers hereby certify to Lender as follows:

1.The financial statements of Borrowers attached hereto for the period ending ___________, 20___, are maintained on a consolidated and consolidating reporting basis and are complete and correct in all material respects and fairly present the financial condition of Borrowers as of the date of said financial statements and results of their respective business operations for the period covered thereby, and are prepared in reasonable detail and in accordance with GAAP (or tax accounting reconciled to GAAP).

2.As of ______________, 20___ (the “Reporting Date”), Borrowers are in compliance with Section 4.10 of the Loan Agreement. The calculations made to determine compliance with such provision were as follows:

DEBT SERVICE COVERAGE RATIO: The Ratio of:
On a consolidated basis:
net income (net loss)	$_______________
interest expense	+_______________
income tax expense	+_______________
depreciation and amortization expense	+_______________
non-cash charges and losses, including any write-offs or write-downs and in respect of equity-based compensation and asset impairment	+_______________
Subtotal	$_______________
To
the aggregate amount of principal and interest due and payable by Borrowers under the Loans and any other loans	$_______________
Actual Ratio	________________
Minimum Required per Covenant This Period	1.50

Date:  _____________, 20___.

[This space intentionally left blank; signature pages follow.

A-1

Borrowers:

FAMOUS DAVE’S OF AMERICA, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

MINWOOD PARTNERS, INC.,

a Delaware corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

D&D OF MINNESOTA, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

FAMOUS DAVE’S RIBS-U, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

LAKE & HENNEPIN BBQ AND BLUES, INC.,

a Minnesota corporation

_/s/ Jeffery Crivello______________________

By:  Jeffery Crivello

Its:  Chief Executive Officer

[Borrower Signature Pages to Compliance Certificate dated __________, 20____, submitted to Choice Financial Group by Famous Dave’s of America, Inc., MinWood Partners, Inc., D&D of Minnesota, Inc., Famous Dave’s RIBS of Maryland, Inc., Famous Dave’s RIBS, Inc., Famous Dave’s RIBS -U, Inc., and Lake & Hennepin BBQ and Blues, Inc.]

A-2